Outlook Exhibit 99.1

Key Messages Delivering another strong year of financial performance in 2019 Maintaining ROE and free cash flow targets Exceeding expense commitment Returning excess capital to shareholders remains a top priority

Mixed macro environment in 2020: U.S. growth still solid, led by consumer Continued headwinds from low interest rates U.S. dollar remains strong Near-term1 targets: Adjusted return on equity2 of 12-14% Free cash flow ratio of 65-75% of adjusted earnings Corporate guidance for 2020: Variable investment income range of $900 million – $1.1 billion Direct expense ratio of 12.3% Corporate & Other adjusted loss of $650 – $750 million after-tax Effective tax rate to be between 20-22% Near-Term1 Targets and Corporate Guidance Key Sensitivities Macro Assumptions 1 One to three years. 2 Excluding AOCI other than FCTA. 3 Versus base rates as included in the Appendix. 4 Increase of 50 basis points from base rates for longer-term rates (i.e. 1 year rates and longer); no change to shorter-term rates. 5 Increase/decrease of 10 basis points from base rates for rates shorter than 1 year; no change in longer-term interest rates. Adjusted earnings impact from rates ($ in millions) 2020 2021 2022 Interest rate stress scenario3 -$15 -$55 -$155 Rising interest rate scenario4 +$50 +$105 +$175 10 bps increase in LIBOR5 -$10 -$15 -$15 10 bps decrease in LIBOR5 +$10 +$15 +$15 Overview

Group Benefits

Adjusted Earnings Analysis

($ in millions)	4Q18 - 3Q19
Reported Adjusted Earnings	$1,249
Actuarial assumption review and other insurance adjustments[1]	-
Baseline Adjusted Earnings	$1,249

Near-Term Guidance on Certain Key Items

- Adjusted premiums, fees and other revenues (PFOs) expected to grow 4-6%
- Group Life mortality ratio of 86.8% in latest twelve months (LTM)[2]; target of 85-90%
- Group Non-Medical Health interest adjusted benefit ratio of 73.0% in LTM; target of 72-77%

Key Sensitivities

- 1% change in Group Life mortality ratio translates to approximately $60 million of adjusted earnings[3]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to approximately $60 million of adjusted earnings[3]

MetLife

[1] Represents the cumulative impact of notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com.
[2] LTM = 4Q18 to 3Q19. [3] Relates to one year forward.

4

Retirement and Income Solutions (RIS)

Adjusted Earnings Analysis

($ in millions)	4Q18 - 3Q19
Reported Adjusted Earnings	**$1,276**
Actuarial assumption review and other insurance adjustments[1]	-
Baseline Adjusted Earnings	**$1,276**

Near-Term Guidance on Certain Key Items

- Both spread based and fee based liability exposures[2] expected to grow 2-4% annually
- Investment spread[3] of 112 bps in LTM, with variable investment income contributing 25 bps
- Investment spread[3] expected to be within 90-115 bps, with variable investment income contributing 15-20 bps

Key Sensitivities

($ in millions)	**Change**	**Annual Impact on Adjusted Earnings**
LIBOR[4,5]	+10 bps	-$3
	-10 bps	+$5
1 through 30yr UST[6]	+10 bps	+$4
	-10 bps	-$4

[1] Represents the cumulative impact of total notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com. [2] Includes future policy benefits, policyholder account liabilities, and separate account liabilities, as well as the notional amount of synthetic guaranteed interest contracts not recorded on MetLife's balance sheet. [3] Average annualized general account spread. [4] Change from base rates for 1-month and 3-month LIBOR. No change in other interest rates. [5] This sensitivity holds for a LIBOR rate change of +/- 50 basis points. [6] Parallel shift of rates from 1 to 30 year UST. No change in other interest rates.

MetLife

5

Property & Casualty

Adjusted Earnings Analysis

($ in millions)	4Q18 - 3Q19
Reported Adjusted Earnings	**$323**
Actuarial assumption review and other insurance adjustments[1]	-
Baseline Adjusted Earnings	**$323**

Near-Term Guidance on Certain Key Items

- Adjusted PFO growth of 1-3% in 2020 and 4-6% in 2021-2022
- Overall P&C combined ratio[2] of 94.6% in LTM; target of 92-97%
  - Auto combined ratio[2] of 96.4% in LTM; target of 93-98%
  - Homeowners & Other combined ratio[2] of 91.4% in LTM; target of 88-93%

Key Sensitivities

- 1% change in overall P&C combined ratio[2] translates to approximately $30 million of adjusted earnings[3]
  - 1% change in Auto combined ratio[2] translates to approximately $20 million of adjusted earnings[3]
  - 1% change in Homeowners & Other combined ratio[2] translates to approximately $10 million of adjusted earnings[3]

MetLife

[1] Represents the cumulative impact of notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com.
[2] Includes catastrophes. [3] Relates to one year forward.

6

Mid single-digit sales growth on a constant currency basis in 2020, moving higher in 2021-2022, double-digit growth in emerging markets GA AUM3 to grow at high single-digits on a constant currency basis Mid to high single-digit adjusted earnings growth on a constant currency basis Dividends to holding companies expected to be 50-60% of adjusted earnings Near-Term Guidance on Certain Key Items Key Sensitivities Adjusted Earnings Analysis ($ in millions) 4Q18 - 3Q19 Reported Adjusted Earnings $1,345 Actuarial assumption review and other insurance adjustments1 19 Baseline Adjusted Earnings2 $1,364 ($ in millions) Change Annual Impact on Adjusted Earnings4 Regulatory Ratios (%)4 Parallel shift in yield curve: Japan5 / U.S.5 +/- 10 bps $1-2 5-10% China +/- 10 bps $0-1 5-10% Korea +/- 10 bps $1-2 0-5% Asia 1 Represents the cumulative impact of total notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com. 2 Asia‘s baseline adjusted earnings included weak 4Q18 that we do not anticipate in 4Q19. 3 Excludes fair value adjustments and includes operating joint ventures, each on a constant currency basis. 4 Higher yields increase adjusted earnings and lower regulatory ratios. 5 Independent parallel shift in yield curve for U.S. and Japan has the same impact.

Latin America

Adjusted Earnings Analysis

($ in millions)	4Q18 - 3Q19
Reported Adjusted Earnings	**$585**
Actuarial assumption review and other insurance adjustments[1]	(10)
Baseline Adjusted Earnings	**$575**

Near-Term Guidance on Certain Key Items

- Mid single-digit adjusted earnings growth on a constant currency basis in 2020, moving to high single-digits in 2021-2022
- High single-digit annual growth in adjusted PFOs on a constant currency basis
- Dividends to holding companies expected to be 80-90% of adjusted earnings

Key Sensitivities

($ in millions)	Change	Annual Impact on Adjusted Earnings
Scenario:		
Mexican peso to U.S. dollar	+1%	+$4
Chilean peso to U.S. dollar	+1%	+$3
Annual return on the ProVida encaje[2]	+1%	+$3

[1] Represents the cumulative impact of total notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com.
[2] The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings.

MetLife

8

Sales and adjusted PFO growth of mid-to-high single-digits on a constant currency basis Mid single-digit adjusted earnings growth on a constant currency basis Dividends to holding companies expected to be 90-100% of adjusted earnings Near-Term Guidance on Certain Key Items Key Sensitivities Adjusted Earnings Analysis ($ in millions) 4Q18 - 3Q19 Reported Adjusted Earnings $271 Actuarial assumption review and other insurance adjustments1 13 Baseline Adjusted Earnings $284 ($ in millions) Change Annual Impact on Adjusted Earnings Euro to U.S. Dollar +/- 1% $1 British Pound to U.S. Dollar +/- 1% $1 Turkish Lira to U.S. Dollar +/- 1% $0.4 Polish Zloty U.S. Dollar +/- 1% $0.3 EMEA 1 Represents the cumulative impact of total notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com.

MetLife Holdings

Adjusted Earnings Analysis

($ in millions)	4Q18 - 3Q19
Reported Adjusted Earnings	**$988**
Actuarial assumption review and other insurance adjustments[1]	138
Baseline Adjusted Earnings	**$1,126**

Near-Term Guidance on Certain Key Items

- Adjusted PFOs expected to decline approximately 5% per year
- Adjusted earnings of $1.0 - $1.1 billion after-tax in 2020
- Life interest adjusted benefit ratio of 53.6%[2] in LTM; target of 50-55%

Key Sensitivities

- Roughly 70% of the separate account (SA) assets are in equities

($ in millions)	Change	Initial Impact[3] to Adjusted Earnings	Ongoing Impact to Adjusted Earnings
SA Returns	+10%	+$15	+$35
	-10%	-$10	-$35

- 10 bps change in yield translates to approximately $55 million of adjusted earnings annually
- 1% change in life interest adjusted benefit ratio translates to approximately $25 million of adjusted earnings annually

MetLife

[1] Represents the cumulative impact of total notable items, as reported in the 3Q19 quarterly financial materials available on the MetLife Investor Relations web page at http://investor.metlife.com.
[2] Excludes total notable items. Including these items, and as reported, the ratio was 57.4% in LTM. [3] Quarter in which market impact occurs.

10

Appendix

12/31/2019 12/31/2020 12/31/2021 12/31/2022 Base Stress Base Stress Base Stress Base Stress 3-Month LIBOR1 1.90% 1.90% 1.45% 1.00% 1.36% 1.00% 1.38% 1.00% 2-Year Treasury1 1.58% 1.58% 1.47% 1.00% 1.49% 1.00% 1.56% 1.00% 10-Year Treasury1 1.69% 1.69% 1.76% 1.00% 1.85% 1.10% 1.95% 1.20% 1 Base rates based on forward curve as of September 30, 2019. Interest Rates: Base vs. Stress Scenario

Safe Harbor Statement (i) This presentation may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms (and their forms) such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will," “would,” “guidance,” “grow,” “prospects,” “outlook,” “target,” “assumptions,” “sensitivities,” “scenario,” “building,” “commitment,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results. Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult economic conditions, including risks relating to interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (2) adverse global capital and credit market conditions, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities; (3) downgrades in our claims paying ability, financial strength or credit ratings; (4) availability and effectiveness of reinsurance, hedging or indemnification arrangements; (5) increasing cost and limited market capacity for statutory life insurance reserve financings; (6) the impact on us of changes to and implementation of the wide variety of laws and regulations to which we are subject; (7) regulatory, legislative or tax changes relating to our operations that may affect the cost of, or demand for, our products or services; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (10) MetLife, Inc.’s primary reliance, as a holding company, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (11) investment losses, defaults and volatility; (12) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (13) changes to investment valuations, allowances and impairments taken on investments, and methodologies, estimates and assumptions; (14) differences between actual claims experience and underwriting and reserving assumptions; (15) political, legal, operational, economic and other risks relating to our global operations; (16) competitive pressures, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (17) the impact of technological changes on our businesses; (18) catastrophe losses; (19) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (20) impairment of goodwill or other long-lived assets, or the establishment of a valuation allowance against our deferred income tax asset; (21) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements or value of business acquired; (22) exposure to losses related to guarantees in certain products; (23) ineffectiveness of risk management policies and procedures or models; (24) a failure in our cybersecurity systems or other information security systems or our disaster recovery plans; (25) any failure to protect the confidentiality of client information; (26) changes in accounting standards; (27) our associates taking excessive risks; (28) difficulties in marketing and distributing products through our distribution channels; (29) increased expenses relating to pension and other postretirement benefit plans; (30) inability to protect our intellectual property rights or claims of infringement of others’ intellectual property rights; (31) difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and dispositions, joint ventures, or other legal entity reorganizations; (32) unanticipated or adverse developments that could adversely affect our expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries; (33) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (34) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

Explanatory Note on Non-GAAP Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) adjusted earnings; (i) adjusted earnings available to common shareholders; (ii) reported adjusted earnings; and (ii) adjusted earnings available to common shareholders; and (iii) adjusted return on equity, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA). (iii) adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA. In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because MetLife believes it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures adjusted earnings; adjusted earnings available to common shareholders; adjusted earnings available to common shareholders on a constant currency basis; adjusted earnings available to common shareholders, excluding total notable items; and adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis. These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its Business Plan and facilitate comparisons to industry results.    Non-GAAP financial measures:   Comparable GAAP financial measures: (i) baseline adjusted earnings; (i) adjusted earnings available to common shareholders; (ii) general account (GA) assets under management (AUM); (ii) total investments; (iii) GA AUM (excluding FVA); (iii) total investments; (iv) GA AUM (excluding FVA), on a constant currency basis; and (iv) total investments; and (v) GA AUM (excluding FVA), including operating joint ventures, on a constant currency basis. (v) total investments. 13 (ii)

Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted revenues and adjusted expenses These financial measures, along with the related adjusted premiums, fees and other revenues, focus on MetLife’s primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.  The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues: Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees); Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees). The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:   Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) changes in the policyholder dividend obligation related to NIGL and NDGL, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments); Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities; Amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs, and (iii) Market value adjustments; Amortization of negative VOBA excludes amounts related to Market value adjustments; Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirement costs (Regulatory implementation costs) and (iii) acquisition, integration and other costs. Other expenses includes TSA fees. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.   The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. Explanatory Note on Non-GAAP Financial Information (Continued) 13 (iii)

Return on equity and related measures Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax. Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax. Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity. Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA. Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity. Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA. The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above. Direct expense ratio Direct expense ratio: direct expenses, on an adjusted basis, divided by adjusted premiums, fees and other revenues. Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. Baseline adjusted earnings MetLife also refers to baseline adjusted earnings in this presentation. MetLife believes that the presentation of baseline adjusted earnings enhances the understanding of its performance by providing a level of adjusted earnings that investors should consider in evaluating and forecasting adjusted earnings. Baseline adjusted earnings represents adjusted earnings, excluding the following items, if applicable: Notable items (as defined below), as reported and disclosed quarterly in MetLife, Inc.'s SEC filings; Other noteworthy items, which are additional impacts to adjusted earnings that are segment-specific and unique in nature to the region that management believes affect the adjusted earnings trend at the segment level only (there are none in this presentation); and Impacts to adjusted earnings as a result of changes in regulations, assumptions or accounting practices, or similar changes, that management applies to periods prior to the effective date of such changes. Such application provides comparability to periods after the effective date of such changes for adjusted earnings trend purposes. General account assets under management and related measures GA AUM are used by MetLife to describe assets in its GA investment portfolio which are actively managed and stated at estimated fair value. MetLife believes the use of GA AUM enhances the understanding and comparability of its GA investment portfolio. GA AUM are comprised of GA total investments and cash and cash equivalents, excluding policy loans, other invested assets, contractholder-directed equity securities and fair value option securities, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from GA AUM. 13 (iv) Explanatory Note on Non-GAAP Financial Information (Continued)

GA AUM (excluding FVA) excludes the following FVA: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans and real estate and real estate joint ventures. MetLife believes that the use of GA AUM (excluding FVA) enhances the understanding of the value of GA AUM without regard to the impact of market volatility. Statistical sales information: U.S.: Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance. Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity. Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results: Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. 13 (v) Explanatory Note on Non-GAAP Financial Information (Continued)